SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JUNE 15, 2000


                           INTERNET CABLE CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


      NEVADA                    000-26011                    87-0540291
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   (State or other            (Commission                  (IRS Employer
   jurisdiction of            File Number)               Identification No.)
   incorporation)


                               1463 DUNWOODY DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380
                        --------------------------------
          (Address of principal executive offices, including zip code)


                                 (610) 647-0400
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     1. At a special meeting of the Internet Cable Corporation (the "Company") Board of Directors (the "Board") held June 15, 2000, the Board, in accordance with the provisions of the Company's bylaws, appointed three new members to the Board. Each of the three new members accepted their appointment to the Board and will serve until the next meeting of the shareholders, or until his successor is chosen and qualified. The Company compensates outside Board members with an option to acquire 25,000 shares of Company common stock per year of service to the Company and pays them a stipend of $500 per meeting attended. Pursuant to the terms of the Company's 1999 Stock Option Plan, as approved by the shareholders at their annual meeting on January 25, 2000, these options are valued at least at 85% of the fair market value on the date of issuance.

      Appointed to the Board were:

1) Thomas N. Buttermore, age 38. Mr. Buttermore is the Chief Executive Officer and President of PurePacket Communications, Inc., a Competitive Local Exchange Carrier located in Atlanta, Georgia. A fourteen-year veteran in the telecommunications industry, Mr. Buttermore previously served as executive director of high-speed data for MediaOne, Atlanta. With MediaOne, Mr. Buttermore oversaw strategies and program execution for commercial services, as well as marketing, sales, operations, engineering and support initiatives for MediaOne Express-residential and small-business high-speed cable modem and data networking products. Prior to MediaOne, Mr. Buttermore was director of BellSouth Interactive Media Services and BellSouth.net, overseeing application and product development including web hosting and cable modem services. Mr. Buttermore holds a Bachelor of Science degree from the University of Georgia and a Master of Business Administration degree from Georgia State University.

2) John T. Losier, age 47. Mr. Losier is a venture partner with Insight Capital Partners of New York and was previously President and Chief Executive Officer of Philips Electronics North America. Prior to his position at Philips, Mr. Losier was Vice President of Global Accounts at Compaq and Senior Vice President of Worldwide Sales, Services and Support at Tandem Computers. Prior to joining Tandem in 1996, he was the President of Large Business Services for Bell Atlantic Corporation and served as Chairman of its Network Integration subsidiary. Mr. Losier holds a Bachelors degree from LeMoyne College.

3) Christopher R. McCleary, age 47. Mr. McCleary is the Chairman and Chief Executive Officer of USinternetworking, Inc. ("USi"), which is a publicly held corporation based in Annapolis, Maryland. USi is an Application Service Provider providing business applications over the Internet. Mr. McCleary founded USi to allow companies to quickly deploy enterprise applications from a single provider without the associated cost and burden of owning, managing or supporting the applications or underlying infrastructure. Before launching USi, Mr. McCleary was Chairman and CEO of DIGEX, a publicly held national Internet carrier and early pioneer in the development and implementation of web-site management. Mr. McCleary holds a Bachelors degree from the University of Kentucky and, in addition to the Board, serves as a director on the board of Radware, Inc. as well as serving as Chairman of the Board of USi.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  The following exhibits are furnished in accordance with the provisions of
     Item 601 of regulation S-K:

     3.1    Bylaws, as amended May 1, 2000



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                                    SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    INTERNET CABLE CORPORATION



                                                    By: /s/ William F. Walsh
                                                        ---------------------
                                                        William F. Walsh
                                                        Chief Financial Officer


Dated: JUNE 20, 2000



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